SCANA CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF June 30, 2000
(unaudited)
(Dollars in millions)
                                                                     Currently
                                                                     Authorized
                                                                       Maximum                        Additional      Pro Forma
                                                         SCANA        Financing        Pro Forma       Financing      As Further
                                                        Per 10-Q     Adjustments      As Adjusted     Adjustments      Adjusted
                                                        ---------   -------------    ------------    ------------    -----------
Assets

Utility Plant, Net                                        $4,862                          $4,862                         $4,862
                                                        ---------   -------------    ------------    ------------    -----------
Nonutility Property and Investments (net of
    accumulated depreciation)                               $876                             876                            876
                                                        ---------   -------------    ------------    ------------    -----------
Current Assets:
   Cash and temporary cash investments                        75            1194 (5)                         498 (9)
                                                                               6 (17)      1,275             143 (13)
                                                                                                              75 (18)     1,991
   Other current assets                                      601                             601                            601
                                                        ---------   -------------    ------------    ------------    -----------
Total Current Assets                                         676            1200           1,876             716          2,592

Deferred Debits                                              597              41 (5)         638              17 (9)        662
                                                                                                               7 (13)
                                                        ---------   -------------    ------------    ------------    -----------
Total                                                     $7,011          $1,241          $8,252            $740         $8,992
                                                        =========   =============    ============    ============    ===========

Capitalization and Liabilities
Stockholders' Investment:

   Common stock, shares issued and outstanding;           $1,267             412 (5)      $1,679             172 (9)     $1,851
   Retained Earnings                                         792                             792                            792
                                                        ---------   -------------    ------------    ------------    -----------
  Common Equity                                           $2,059            $412          $2,471            $172         $2,643

  Preferred Stock (Not subject to sinking
      fund requirements)                                     106                             106                            106
                                                        ---------   -------------    ------------    ------------    -----------
Total Stockholders' Investment                             2,165             412           2,577             172          2,749
                                                        ---------   -------------    ------------    ------------    -----------

Preferred Stock (Subject to sinking fund requirements)        11                              11                             11

SCE&G - Obligated Manditorily Redeemable Preferred
   Securities of SCE&G's Subsidiary Trust, SCE&G
   Trust I, holding solely $50 million principal
   amount of the 7.55% Junior Subordinated
   Debentures of SCE&G, due 2027                              50                              50                             50

Long-Term Debt, net                                        2,562             823 (5)       3,385             343 (9)      3,878
                                                                                                             150 (13)
                                                        ---------   -------------    ------------    ------------    -----------
Total Capitalization                                       4,788           1,235           6,023             665          6,688
                                                        ---------   -------------    ------------    ------------    -----------
Current Liabilities                                          904               6 (17)        910              75 (18)       985

Deferred Credits                                           1,319                           1,319                          1,319
                                                        ---------   -------------    ------------    ------------    -----------
Total                                                     $7,011          $1,241          $8,252            $740         $8,992
                                                        =========   =============    ============    ============    ===========

Common Equity as a percent of Consolidated Capitalization    43%                             41%                            40%


SCANA CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
TWELVE MONTHS ENDED June 30, 2000
(unaudited)
(Dollars in millions, except per share amounts)                                                                       Currently
                                                                                                                     Authorized
                                                 SCANA           PSNC          SCANA     Annualize      Pro Forma      Maximum
                                                6 months       6 months      6 months      Merger       12 months     Financing
                                              end 12/31/99   end 12/31/99   end 6/30/00   effects      end 6/30/00   Adjustments
                                              -------------  -------------  ------------ -----------   ------------  -------------
Operating Revenues.......................         $ 1,097          $ 118       $ 1,484                     $2,699
                                              -------------  -------------  ------------ -----------   ------------  -------------
Operating Expenses:
  Operating Expenses.....................             817             94         1,104           7 (1)      2,022
  Depreciation and amortization..........              85             14           108           0 (3)        207              4 (6)

                                              -------------  -------------  ------------ -----------   ------------  -------------
Total Operating Expenses                              902            108         1,212           7          2,229              4

Operating Income.........................             195             10           272          (7)           470             (4)
Other Income.............................              75              3            18                         96
                                              -------------  -------------  ------------ -----------   ------------  -------------

Income Before Interest Charges,
Income Taxes  and Preferred Stock
  Dividends..............................             270             13           290          (7)           566             (4)
Interest Charges, Net....................              73             10           109          26 (2)        218             62 (7)


                                              -------------  -------------  ------------ -----------   ------------  -------------
 Income Before Income Taxes and
  Preferred Stock Dividends                           197              3           181         (33)           348            (66)
Income Taxes                                           74              2            72         (10)(4)        138            (26)(8)


                                              -------------  -------------  ------------ -----------   ------------  -------------

Income Before Preferred Dividend
  Requirements on Mandatorily
  Redeemable Preferred Securities.........            123              1           109         (23)           210            (40)
Preferred Dividend Requirement of SCE&G -
  Obligated Mandatorily Redeemable
  Preferred Securities....................              2                            2                          4
                                              -------------  -------------  ------------ -----------   ------------  -------------

Income Before Preferred Stock
  Cash Dividends of Subsidiary.............           121              1           107         (23)           206            (40)
Preferred Stock Cash Dividends
  of Subsidiary (At Stated Rates)..........             3                            4                          7
                                              -------------  -------------  ------------ -----------   ------------  -------------

Income Before Cumulative Effect
  of Accounting Change                                118              1           103         (23)           199            (40)
Cumulative Effect of Accounting Change                  0                           29                         29
                                              -------------  -------------  ------------ -----------   ------------  -------------

Net Income....................                      $ 118            $ 1         $ 132       $ (23)         $ 228          $ (40)
                                              =============  =============  ============ ===========   ============  =============

SCANA CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
TWELVE MONTHS ENDED June 30, 2000
(unaudited)
(Dollars in millions, except per share amounts)
(continued)

                                                            Additional       Pro Forma
                                             Pro Forma      Financing       As Further
                                            As Adjusted    Adjustments       Adjusted
                                            -------------  -------------    ------------
Operating Revenues.......................        $2,699                         $2,699
                                            -------------  -------------    ------------
Operating Expenses:
  Operating Expenses.....................         2,022                          2,022
  Depreciation and amortization..........           211              2 (10)
                                                                     1 (14)        214
                                            -------------  -------------    ------------
Total Operating Expenses                          2,233              3           2,236

Operating Income.........................           466             (3)            463
Other Income.............................            96                             96
                                            -------------  -------------    ------------

Income Before Interest Charges,
Income Taxes  and Preferred Stock
  Dividends..............................           562             (3)            559
Interest Charges, Net....................           280             26 (11)
                                                                    11 (15)
                                                                     6 (19)        323
                                            -------------  -------------    ------------
 Income Before Income Taxes and
  Preferred Stock Dividends                         282            (46)            236
Income Taxes                                        112            (11)(12)
                                                                    (5)(16)
                                                                    (2)(20)         94
                                            -------------  -------------    ------------

Income Before Preferred Dividend
  Requirements on Mandatorily
  Redeemable Preferred Securities.........          170            (28)            142
Preferred Dividend Requirement of SCE&G -
  Obligated Mandatorily Redeemable
  Preferred Securities....................            4                              4
                                            -------------  -------------    ------------

Income Before Preferred Stock
  Cash Dividends of Subsidiary.............         166            (28)            138
Preferred Stock Cash Dividends
  of Subsidiary (At Stated Rates)..........           7                              7
                                            -------------  -------------    ------------

Income Before Cumulative Effect
  of Accounting Change                              159            (28)            131
Cumulative Effect of Accounting Change               29                             29
                                            -------------  -------------    ------------

Net Income....................                    $ 188          $ (28)          $ 160
                                            =============  =============    ============

                          NOTES TO PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


     These Pro Forma Condensed Consolidated Financial Statements are presented for the purpose of (a) providing a Statement of Income for the twelve months ended June 30, 2000 as if SCANA's acquisition of PSNC was effective July 1, 1999; (b) providing the adjustments that would be required if the Commission's current financing authority were fully utilized; and (c) providing the adjustments required if the current request for increased financing authority were granted and subsequently fully utilized. The entries described below assume that two-thirds of such future financings, except the PSNC commercial paper and the PSNC medium-term notes, are in the form of debt and one-third are in equity.

1. To amortize the PSNC acquisition adjustment for the 6 months July 1 through December 31, 1999.

2. To record interest expense on merger debt of $700 million for the 6 months July 1 through December 31, 1999 at a rate of 7.3%.

3. To amortize debt issue costs of $0.9 million for the 6 months July 1 through December 31, 1999.

4. To record the tax effect of Notes 2 and 3 at an assumed effective rate of 39%.

5. To record increased debt of $823 million and equity of $412 million to reflect the maximum amount originally authorized by the PUHCA order of February 2000 (computed as follows), assuming issue costs of 5%.

             Current financing authority                        $ 1,935 million
             Debt issued to finance acquisition                    (700)million
                                                                ---------------
             Remaining financing authority                      $ 1,235 million
                                                                ===============

6.   To amortize debt issue costs of $41.2 million over a 10 year period.

7. To record interest expense on increased debt ($823 million) at an assumed rate of 7.50%.

8. To record the tax effect of Notes 6 and 7 at an assumed effective rate of 39%.

9. To record increased debt of $343 million and equity of $172 million to reflect authorization requested in this U-1 (computed as follows), assuming issue costs of 5%.

             Current financing authority                        $ 1,935 million
             Additional authority requested                         515 million
                                                                ---------------
             Authority if request approved                      $ 2,450 million
                                                                ===============

10.  To amortize debt issue costs of $17.2 million over a 10 year period.

11. To record interest expense on increase debt ($343 million) at an assumed rate of 7.50%.

12. To record the tax effect of Notes 10 and 11 at an assumed effective rate of 39%.

13. To record increased debt of $150 million to reflect issuance of medium term notes by Public Service Company of North Carolina, Incorporated, assuming 5% debt issue costs.

14.  To amortize debt issue costs of $7.5 million over a 10 year period.

15. To record interest expense on increased debt ($150 million) at an assumed rate of 7.5%.

16. To record tax effect of Notes 14 and 15 at an assumed effective rate of 39%.

17. To record issuance of commercial paper by PSNC to reflect the maximum amount originally authorized by the PUCHA order of February 2000 (computed as follows):

             Current commercial paper authority                    $125 million
             Amount issued to pay off an equal
             amount of short-term bank loans                       (119)million
                                                                   ------------
             Remaining commercial paper authorized                   $6 million
                                                                   ============

     (The effects of this additional borrowing on the Pro Forma Condensed Consolidated Statement of Income would round to zero.)

18.  To  record   increased   commercial   paper  of  $75   million  to  reflect
     authorization requested in this U-1 for PSNC.

             Current financing authority                          $ 125 million
             Additional authority requested                          75 million
                                                                  -------------
             Authority if request approved                        $ 200 million
                                                                  =============

19. To record interest expense on increased commercial paper ($75 million) at an assumed rate of 7.5%.

20   To record tax effect of Note 19 at an assumed effective rate of 39%.